Exhibit 99.1

V2X, Inc. Announces Executive Leadership Transition

Jeremy Wensinger Appointed President and CEO, Succeeding Chuck Prow

MCLEAN, Va., May 13, 2024 – V2X, Inc. (NYSE: VVX), a leading provider of global mission solutions, announced today that Jeremy Wensinger has been appointed President, Chief Executive Officer and a member of the company’s Board of Directors, succeeding Chuck Prow. This appointment, which is effective as of June 17, 2024, is the result of a thorough Board-led succession planning process designed to ensure a smooth transition and continue V2X’s positive business momentum.

Mr. Wensinger has had a highly distinguished 35-year career as a defense and government services industry executive. He most recently served as Chief Operating Officer of Peraton Inc., a next-generation national security company providing solutions and services primarily to the U.S. government with $7 billion in annual revenue. Mr. Wensinger previously served in various leadership roles at Harris Corporation, Cobham PLC, and PAE Government Services, Inc. Throughout his career, he has demonstrated strong leadership and organizational management in driving organic growth, implementing strong business development processes and differentiated technology strategies, executing business integrations, and leading business improvement initiatives.

“Following a thorough process to identify our next CEO, the Board is confident that Jeremy is a strong, experienced leader for V2X’s next chapter of growth,” said Mary Howell, Chairman of V2X’s Board of Directors. “He has a proven track record of delivering best-in-class financial and operational performance within the broad defense services and aerospace industry, as well as a strategic approach to managing businesses, building strong stakeholder relationships, and creating value.”

Mr. Wensinger said, “I am honored to join the V2X team as CEO. I look forward to building on the considerable growth and operating improvements V2X has made, while taking a fresh look at the areas of the business where we can further capitalize on the full potential of our market opportunity. I am eager to begin working with the Board, leadership, and talented V2X team to execute on our strategic and financial goals and drive shareholder value.”

“As the company nears the two-year anniversary of completing the transformational merger of Vectrus with Vertex to create the V2X platform, we thank Chuck for his dedication and valuable contributions,” Mrs. Howell said. “During his tenure as CEO, the company delivered significant organic growth as well as further diversified its contract and customer base, established entirely new technological and service capabilities, and delivered an enhanced customer and employee experience. We look forward to building upon these successes.”

“I would like to thank V2X’s employees, as well as our clients and industry partners, for their trust and confidence in the journey which is now V2X,” Mr. Prow said. “Leading the talented men and women of V2X, deployed globally in support of some of our nation’s most critical missions, has been an honor and privilege.”

About V2X

V2X builds smart solutions designed to integrate physical and digital infrastructure – by aligning people, actions, and outputs. Formed by the merger of Vectrus and Vertex, we bring a combined 120 years of successful mission support. Our lifecycle solutions improve security, streamline logistics, and enhance readiness. The Company delivers a comprehensive suite of integrated solutions across the operations and logistics, aerospace, training, and technology markets to national security, defense, civilian and international clients. Our global team of approximately 16,000 employees brings innovation to every point in the mission lifecycle, from preparation to operations, to sustainment, as it tackles the most complex challenges with agility, grit, and dedication.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 (the “Act”): Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include, but are not limited to, all the statements in this release that are not historical, including, without limitation, goals for future performance, results and value, our long-term growth outlook and targets and related assumptions and drivers, as well as the expected execution and effect of our business strategies, expectations regarding management transition plans, and any discussion of future operating or financial performance.

Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intent,” “estimate,” “anticipate,” “believe,” “could,” “potential,” “continue,” “can,” “goal,” “long-term,” “drive,” “next,” and variations of such words and or similar expressions and terminology. These statements are based on the beliefs and assumptions of the management of the Company based on information currently available to management.

These forward-looking statements are not guarantees of future performance, conditions, or results, and involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside our management’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. For a discussion of some of the risks and uncertainties that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the SEC.

We do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact
Mike Smith, CFA
Vice President, Treasury, Corporate Development and Investor Relations
IR@goV2X.com
719-637-5773

Media Contact
Angelica Spanos Deoudes
Director, Corporate Communications
Angelica.Deoudes@goV2X.com
571-338-5195